UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2010

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1875 Explorer Street, Suite 1000
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     During 2009, NII Capital Corp. (“NII Capital”), a domestic subsidiary that is owned by NII Holdings, Inc. (the “Company”), issued senior notes totaling $1.3 billion in aggregate principal amount comprised of 10.0% senior notes due 2016 and 8.875% senior notes due 2019 (collectively, “the Notes”). The Notes are senior unsecured obligations of NII Capital and are guaranteed by the Company and by certain of the Company’s other domestic wholly-owned subsidiaries. These guarantees are full and unconditional, as well as joint and several. The Notes are not guaranteed by any of the Company’s foreign wholly-owned subsidiaries.
     In connection with the issuance of the Notes and the guarantees thereof, the Company is required to provide certain condensed consolidating financial information. The Company is filing this Current Report on Form 8-K in order to provide this information as a footnote to the consolidated financial statements that we included in our Annual Report on Form 10-K for the year ended December 31, 2009.
     This Current Report on Form 8-K is being filed solely for the purpose described above and the sole change is to add Note 14. All other information in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 remains unchanged. Neither this Current Report on Form 8-K nor the Exhibit hereto reflects any events or developments occurring after February 25, 2010 or modifies or updates the disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 that may have been affected by subsequent events.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements and Financial Statement Schedule.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
Date: March 8, 2010	By:	/s/ Gary D. Begeman
	Name:	Gary D. Begeman
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated Financial Statements and Financial Statement Schedule.